[Letterhead of Banc of America Securities LLC]

Board of Directors
Pioneer Bancorporation
10 State Street
Reno, NV  89501

Members of the Board:

         We hereby consent to the inclusion of our opinion letter dated August 9, 1999 to the Board of Directors of Pioneer Bancorporation (the "Company") regarding the merger of the Company with and into Zions Bancorporation in Zions Bancorporation's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings Summary and The Merger. In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,



                                            /s/BANC OF AMERICA SECURITIES LLC
                                            BANC OF AMERICA SECURITIES LLC